INVESTMENT MANAGEMENT AGREEMENT

               AGREEMENT made as of the 1st day of October, 1995, between FRANKLIN VALUEMARK FUNDS, a business trust organized under the laws of the Commonwealth of Massachusetts (the "Trust"), on behalf of the Templeton
Developing Markets Equity Fund series (the "Fund"), and
TEMPLETON INVESTMENT MANAGEMENT (SINGAPORE) PTE., LTD., a company organized under the laws of Singapore (the
"Investment Manager").

               In consideration of the mutual agreements herein made, the Trust and the Investment Manager understand and agree as follows:

               (1) The Investment Manager agrees, during the life of this Agreement, to furnish the Fund with investment research and advice and continuously to furnish the Fund with an investment program for the assets of the Fund consistent with the provisions of the Declaration of Trust of the Fund and the investment policies adopted and declared by the Fund's Board of Trustees. It is understood that all acts of the Investment Manager in performing this Agreement are performed by it outside the United States.

        (2) The Investment Manager agrees, during the life of this Agreement, to be responsible for:

               (a) providing office space, telephone, office equipment and supplies for the Fund;

               (b) paying compensation of the Trust's
               officers for services rendered as such;

               (c) authorizing expenditures and approving bills for payment on behalf of the Fund;

               (d) supervising preparation of annual and semiannual reports to Shareholders, notices of dividends, capital gains distributions and tax credits, and attending to routine correspondence and other communications with individual Shareholders;

               (e) daily pricing of the Fund's investment portfolio and preparing and supervising publication of daily quotations of the prices of the Fund's Shares, earnings reports and other financial data;

               (f) monitoring relationships with
               organizations serving the Fund, including custodians, transfer agents and printers;

               (g) providing trading desk facilities for the Fund;

               (h) supervising compliance by the Fund with recordkeeping requirements under the
               Investment Company Act of 1940 (the "1940
               Act") and the rules and regulations
               thereunder, with state regulatory
               requirements, maintenance of books and
               records for the Fund (other than those
               maintained by the custodian and transfer agent), preparing and filing of tax reports other than the Fund's income tax returns;

               (i) monitoring the qualifications of tax deferred retirement plans for the Fund; and

               (j) providing executive, clerical and
               secretarial personnel needed to carry out the above responsibilities.

               (3) The Investment Manager shall be
responsible for selecting members of securities exchanges, brokers and dealers (such members, brokers and dealers being hereinafter referred to as "brokers") for the execution of the Fund's portfolio transactions consistent with the Fund's brokerage policy and, when applicable, the negotiation of commissions in connection therewith.

               All decisions and placements shall be made in accordance with the following principles:

                      (A) Purchase and sale orders will
               usually be placed with brokers which are selected by the Investment Manager as able to achieve "best execution" of such orders. "Best execution" shall mean prompt and reliable execution at the most favorable securities price, taking into account the other provisions hereinafter set forth. The determination of what may constitute best execution and price in the execution of a securities transaction by a broker involves a number of considerations, including, without limitation, the overall direct net economic result to the Fund (involving both price paid or received and any commissions and other costs paid), the efficiency with which the transaction is executed, the ability to effect the transaction at all where a large block is involved, availability of the broker to stand ready to execute possibly difficult transactions in the future, and the financial strength and stability of the broker. Such considerations are judgmental and are weighed by the Investment Manager in determining the overall reasonableness of brokerage commissions.

                      (B) In selecting brokers for portfolio
               transactions, the Investment Manager shall take into account its past experience as to brokers qualified to achieve "best execution", including brokers who specialize in any foreign securities held by the Fund.

                      (C) The Investment Manager is
               authorized to allocate brokerage business to brokers who have provided brokerage and research services, as such services are defined in Section 28(e) of the Securities Exchange Act of 1934 (the "1934 Act") for the Fund and/or other accounts, if any, for which the Investment Manager exercises investment discretion (as defined in Section 3(a)(35) of the 1934 Act) and, as to transactions for which fixed minimum commission rates are not applicable, to cause the Fund to pay a commission for effecting a securities transaction in excess of the amount another broker would have charged for effecting that transaction, if the Investment Manager determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research services provided by such broker, viewed in terms of either that particular transaction or the Investment Manager's overall responsibilities with respect to the Fund and the other accounts, if any, as to which it exercises investment discretion. In reaching such determination, the Investment Manager will not be required to place or attempt to place a specific dollar value on the research or execution services of a broker or on the portion of any commission reflecting either of said services. In demonstrating that such determinations were made in good faith, the Investment Manager shall be prepared to show that all commissions were allocated and paid for purposes contemplated by the Fund's brokerage policy; that the research services provide lawful and appropriate assistance to the Investment Manager in the performance of its investment decision-making responsibilities, and that the commissions were within a reasonable range. Whether commissions were within a reasonable range shall be based on any available information as to the level of commission known to be charged by other brokers on comparable transactions, but there shall be taken into account the Fund's policies that (i) obtaining a low commission is deemed secondary to obtaining a favorable securities price, since it is recognized that usually it is more beneficial to the Fund to obtain a favorable price than to pay the lowest commission; and (ii) the quality, comprehensiveness, and frequency of research studies which are provided for the Investment Manager are useful to the Investment Manager in performing its advisory services under its Agreement. Research services provided by brokers to the Investment Manager are considered to be in addition to, and not in lieu of, services required to be performed by the Investment Manager under this Agreement. Research furnished by brokers through which the Fund effects securities transactions may be used by the Investment Manager for any of its accounts, and not all such research may be used by the Investment Manager for the Fund. When execution of portfolio transactions is allocated to brokers trading on exchanges with fixed brokerage commission rates, account may be taken of various services provided by the broker.

                      (D) Purchases and sales of portfolio
               securities within the United States other than on a securities exchange shall be executed with primary market makers acting as principal, except where, in the judgment of the Investment Manager, better prices and execution may be obtained on a commission basis or from other sources.

                      (E) Sales of Fund Shares (which shall
               be deemed to include also Shares of other registered investment companies which have either the same adviser or an investment adviser affiliated with the Fund's Investment Manager) by a broker are one factor among others to be taken into account in deciding to allocate portfolio transactions (including agency transactions, principal transactions, purchases in underwritings or tenders in response to tender offers) for the account of the Fund to that broker; provided that the broker shall furnish "best execution," as defined in subparagraph A above, and that such allocation shall be within the scope of the Fund's policies as stated above; provided further, that in every allocation made to a broker in which the sale of Fund Shares is taken into account, there shall be no increase in the amount of the commissions or other compensation paid to such broker beyond a reasonable commission or other compensation determined, as set forth in subparagraph C above, on the basis of best execution alone or best execution plus research services, without taking account of or placing any value upon such sale of Fund's Shares.

               (4) The Fund agrees to pay to the Investment
Manager as compensation for such services a monthly fee equal on an annual basis to 1.25% of the average daily net assets of the Fund during the month preceding each payment.

               Notwithstanding the foregoing, if the total expenses of the Fund (including the fee to the Investment
Manager) in any fiscal year of the Fund exceed any expense limitation imposed by applicable State law, the Investment
Manager shall reimburse the Fund for such excess in the manner and to the extent required by applicable State law.
The term "total expenses," as used in this paragraph, does not include interest, taxes, litigation expenses, distribution expenses, brokerage commissions or other costs of acquiring or disposing of any of the Fund's portfolio securities or any costs or expenses incurred or arising other than in the ordinary and necessary course of the Fund's business. When the accrued amount of such expenses exceeds this limit, the monthly payment of the Investment
Manager's fee will be reduced by the amount of such excess, subject to adjustment month by month during the balance of the Fund's fiscal year if accrued expenses thereafter fall below the limit.

        5. The provisions set forth in this paragraph 5 (hereinafter referred to as the "Plan") have been adopted pursuant to Rule 12b-1 under the Act by the Trust, having been approved by a majority of the Trust's Board of Trustees, including a majority of the Trustees who are not interested persons of the Trust and who have no direct or indirect financial interest in the operation of the Plan (the "non-interested Trustees"), cast in person at a meeting called for the purpose of voting on such Plan. The Board of Trustees concluded that the rate of compensation to be paid to the Manager by the Fund was fair and not excessive, but that due solely to the uncertainty that may exist from time to time with respect to whether payments made by the Fund to the Manager or to other firms may nevertheless be deemed to constitute distribution expenses, it was determined that adoption of the Plan would be prudent and in the best interests of the Fund and its shareholders or policyholders having an interest in the Fund. The Trustees' approval included a determination that in the exercise of their reasonable business judgment and in light of their fiduciary duties, there is a reasonable likelihood that the Plan will benefit the Fund and its shareholders or policyholders investing in the Fund.

               B. No additional payments are to be made by the Fund as a result of the Plan other than the payments the Fund are otherwise obligated to make
        (i) to the Manager pursuant to paragraph 4 of this Agreement, (ii) to their Transfer and Dividend Paying Agents or Custodian, pursuant to their respective Agreements as in effect at any time, and
        (iii) in payment of any expenses by the Fund in the ordinary course of their respective businesses that may be deemed primarily intended to result in the sale of shares issued by such Fund. However, to the extent any of such other payments by the Fund, to or by the Manager, or to the Fund' Agents, are nevertheless deemed to be payments for the financing of any activity primarily intended to result in the sale of shares issued by the Fund within the context of Rule 12b-1 under the Act, then such payments shall be deemed to have been made pursuant to the Plan as set forth herein. The costs and activities, the payment of which are intended to be within the scope of the Plan, shall include, but not necessarily be limited to, the following:

               (a)    the costs of the preparation, printing
               and mailing of all required reports and notices to shareholders or policyholders investing in the Fund;

               (b) the costs of the preparation, printing and mailing of all prospectuses and statements of additional information;

               (c) the costs of preparation, printing and mailing of any proxy statements and proxies;

               (d) all legal and accounting fees relating to the preparation of any such reports, prospectuses, proxies and proxy statements;

               (e) all fees and expenses relating to the qualification of the Fund and/or its shares under the securities or "Blue Sky" laws of any jurisdiction;

               (f) all fees under the Securities Act of 1933 and the Act, including fees in connection with any application for exemption relating to or directed toward the sale of the Fund's shares;

               (g) all fees and assessments of the
               Investment Company Institute or any successor organization, irrespective of whether some of its activities are designed to provide sales assistance;

               (h) all costs of the preparation and mailing of confirmations of shares sold or redeemed, and reports of share balances;

               (i)    all costs of responding to telephone
               or mail inquiries of investors or
               prospective investors; and

               (j) payments to dealers, financial
               institutions, advisers, or other firms, any one of whom may receive monies in respect of the Fund's shares held in accounts for policyholders for whom such firm is the dealer of record or holder of record, or with whom such firm has a servicing relationship. Servicing may include, among other things:
               (i) answering client inquiries regarding the Fund; (ii) assisting clients in changing account designations and addresses; (iii) performing sub-accounting; (iv) establishing and maintaining shareholder or policyholder accounts and. records; (v) processing purchase and redemption transactions; (vi) providing periodic statements showing a client's account balance and integrating such statements with those of other transactions and balances in the client's other accounts serviced by such firm; (vii) arranging for bank wires; and (viii) such other services as the Fund may request, to the extent such are permitted by applicable statute, rule or regulation.

        C.     The terms and provisions of the Plan are as follows:

                      (a) The Manager shall report to the
                      Board of Trustees of the Trust at
                      least quarterly on payments for any of
                      the activities in subparagraph B of
                      this paragraph 8, and shall furnish
                      the Board of Trustees of the Trust
                      with such other information as the
                      Board may reasonably request in
                      connection with such payments in order
                      to enable the Board to make an
                      informed determination of whether the
                      Plan should be continued.

                      (b) The Plan shall continue in effect
                      for a period of more than one year
                      from the date written below only so
                      long as such continuance is
                      specifically approved at least
                      annually (from the date below) by the
                      Trust's Board of Trustees, including
                      the non-interested Trustees, cast in
                      person at a meeting called for the
                      purpose of voting on the Plan.

                      (c) The Plan may be terminated with
                      respect to the Fund at any time by
                      vote of a majority of non-interested
                      Trustees or by vote of a majority of
                      the Fund's outstanding voting
                      securities on not more than sixty (60)
                      days' written notice to any other
                      party to the Plan, and the Plan shall
                      terminate automatically in the event
                      of any act that constitutes an
                      assignment of this Management
                      Agreement.

                      (d) The Plan may not be amended to
                      increase materially the amount deemed
                      to be spent for distribution without
                      approval by a majority of the Fund's
                      outstanding shares (as defined by the
                      Act and all material amendments to the
                      Plan shall be approved by the
                      non-interested Trustees cast in person
                      at a meeting called for the purpose of
                      voting on such amendment.

                      (e) So long as the Plan is in effect,
                      the selection and nomination of the
                      Trust's non-interested Trustees shall
                      be committed to the discretion of such
                      non-interested Trustees.

                      (f) Any termination of the Plan shall
                      not terminate this Management
                      Agreement or affect the validity of
                      any of the provisions of this
                      Agreement other than this paragraph 8.

               (6) This Agreement shall become effective on the date written above and shall continue in effect for one
(1) year thereafter. If not sooner terminated, this Agreement shall continue in effect for successive periods of 12 months each thereafter, provided that each such continuance shall be specifically approved annually by the vote of a majority of the Trust's Board of Trustees who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval and either the vote of (a) a majority of the outstanding voting securities of the Fund, as defined in the 1940 Act, or (b) a majority of the Trust's Board of Trustees as a whole.

               (7) Notwithstanding the foregoing, this
Agreement may be terminated by either party at any time, without the payment of any penalty, on sixty (60) days' written notice to the other party, provided that termination by the Trust is approved by vote of a majority of the Trust's Board of Trustees in office at the time or by vote of a majority of the outstanding voting securities of the Fund (as defined by the 1940 Act).

               (8) This Agreement will terminate
automatically and immediately in the event of its assignment
(as defined in the 1940 Act).

               (9) In the event this Agreement is terminated and the Investment Manager no longer acts as Investment Manager to the Fund, the Investment Manager reserves the right to withdraw from the Fund the use of the name "Templeton" or any name misleadingly implying a continuing relationship between the Fund and the Investment Manager or any of its affiliates.

               (10) Except as may otherwise be provided by the 1940 Act, neither the Investment Manager nor its officers, directors, employees or agents shall be subject to any liability for any error of judgment, mistake of law, or any loss arising out of any investment or other act or omission in the performance by the Investment Manager of its duties under the Agreement or for any loss or damage resulting from the imposition by any government of exchange control restrictions which might affect the liquidity of the Fund's assets, or from acts or omissions of custodians, or securities depositories, or from any war or political act of any foreign government to which such assets might be exposed, or for failure, on the part of the custodian or otherwise, timely to collect payments, except for any liability, loss or damage resulting from willful misfeasance, bad faith or gross negligence on the Investment Manager's part or by reason of reckless disregard of the Investment Manager's duties under this Agreement. It is hereby understood and acknowledged by the Fund that the value of the investments made for the Fund may increase as well as decrease and are not guaranteed by the Investment Manager. It is further understood and acknowledged by the Fund that investment decisions made on behalf of the Fund by the Investment Manager are subject to a variety of factors which may affect the values and income generated by the Fund's portfolio securities, including general economic conditions, market factors and currency exchange rates, and that investment decisions made by the Investment Manager will not always be profitable or prove to have been correct.

            (11) It is understood that the services of the Investment Manager are not deemed to be exclusive, and nothing in this Agreement shall prevent the Investment Manager, or any affiliate thereof, from providing similar services to other investment companies and other clients, including clients which may invest in the same types of securities as the Fund, or, in providing such services, from using information furnished by others. When the Investment Manager determines to buy or sell the same security for the Fund that the Investment Manager or one or more of its affiliates has selected for clients of the Investment Manager or its affiliates, the orders for all such security transactions shall be placed for execution by methods determined by the Investment Manager, with approval by the Fund's Board of Trustees, to be impartial and fair.

            (12) This Agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts, provided that nothing herein shall be construed as being inconsistent with applicable Federal and state securities laws and any rules, regulations and orders thereunder.

            (13) If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.

            (14)Nothing herein shall be construed as constituting the Investment Manager an agent of the Fund.

               (15) It is understood and expressly
stipulated that neither the holders of Shares of the Fund nor any Trustee, officer, agent or employee of the Trust shall be personally liable hereunder, nor shall any resort be had to other private property for the satisfaction of any claim or obligation hereunder, but the Trust only shall be liable.


               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers.

                           FRANKLIN VALUEMARK FUNDS


                             By: /s/ Deborah R. Gatzek

                             Title: Vice President and Secretary

                             TEMPLETON INVESTMENT
                             MANAGEMENT (SINGAPORE) PTE., LTD.


                             By: /s/ Illegible

                             Title: Director

TERMINATION OF AGREEMENT

Franklin Valuemark Funds and Templeton Investment Management
(Hong Kong) Limited hereby agree that the Investment
Management Agreement between them dated as of March 15, 1994, regarding the Templeton Developing Markets Equity
Fund, is terminated effective as of the date of the Investment Management Agreement above.

                           FRANKLIN VALUEMARK FUNDS

                             By: /s/ Deborah R. Gatzek

                             Title: Vice President and Secretary


                             TEMPLETON INVESTMENT
                             MANAGEMENT (HONG KONG) LTD.


                             By: /s/ Illegible

                             Title: Director